Exhibit 99.2

Beyond Air’s LungFit® PH Receives FDA Approval to Treat Term and Near-Term Neonates with Hypoxic Respiratory Failure

First and only nitric oxide generator and delivery system indicated for the treatment of term and near-term neonates with hypoxic respiratory failure that uses ambient air to provide unlimited, on-demand nitric oxide

Eliminates the need for traditional nitric oxide tanks from the hospital setting and the associated burdens to providers

LungFit® PH is the first FDA-approved product from Beyond Air’s LungFit® therapeutic platform of nitric oxide generators targeting pulmonary disease

Beyond Air scheduled to host investor conference call today, June 28th at 4:30 PM ET

Garden City, NY, June 28, 2022 – Beyond Air, Inc. (NASDAQ: XAIR), a clinical-stage medical device and biopharmaceutical company focused on developing inhaled nitric oxide (NO) for the treatment of patients with respiratory conditions, including serious lung infections and pulmonary hypertension, and, through its affiliate Beyond Cancer, ultra-high concentration nitric oxide (UNO) for the treatment of solid tumors, today announced that the U.S. Food and Drug Administration (FDA) has approved LungFit® PH to treat term and near-term neonates with hypoxic respiratory failure (often referred to as persistent pulmonary hypertension of the newborn or PPHN) (prescription use only). LungFit PH is the initial device from the LungFit therapeutic platform of nitric oxide generators that use our patented Ionizer™ technology and is the first FDA-approved product for Beyond Air.

LungFit PH is the first FDA-approved product that generates on-demand nitric oxide from ambient air for the treatment of term and near-term neonates with hypoxic respiratory failure

The LungFit platform uses unique patented Ionizer™ technology to generate nitric oxide on-demand from ambient air, designed and built by the same inventors that developed the first nitric oxide delivery system and subsequent systems still in use today as the current global market leader

Steve Lisi, Chairman and CEO of Beyond Air, commented, “The FDA approval of LungFit PH enables a new era of nitric oxide therapy and marks a pivotal event for Beyond Air as we officially enter the U.S. market. As the first and only approved nitric oxide generator and delivery system, LungFit PH empowers healthcare providers to maximize the efficiency of a hospital when treating PPHN by moving beyond their reliance on traditional, inefficient delivery systems and the associated burdensome logistics and safety requirements.”

Mr. Lisi added, “I am immensely proud of the Beyond Air team for navigating a multitude of obstacles over the past five years, especially the last 27 months during the global pandemic, to bring this revolutionary device to market. The approval of LungFit PH validates our patented Ionizer technology and lays out a premarket approval model for our other LungFit platform devices, including LungFit PRO and LungFit GO. We believe that LungFit PH is just the first in a series of our medical devices that, if approved, will become available for treating a wide variety of respiratory diseases as we remain dedicated to our mission of harnessing the power of nitric oxide for all who can benefit from this transformational therapy.”

LungFit PH uses patented Ionizer™ technology to generate unlimited on-demand nitric oxide from ambient air and deliver it to a ventilator circuit, regardless of dose or flow. The device uses a compressor to drive room air through a plasma chamber where pulses of electrical discharge are created between two electrodes. The LungFit PH system uses power equivalent to a 60-watt lightbulb to ionize the nitrogen and oxygen molecules, forming nitric oxide with low levels of nitrogen dioxide (NO2) created as a byproduct. The gas is then passed through a Smart Filter, which removes the toxic NO2 from the internal circuit.

For the treatment of PPHN, the novel LungFit PH system is designed to deliver a dosage of NO to the lungs that is consistent with the current standard of care for delivery of 20 ppm NO with a range of 0.5 ppm – 80 ppm (low concentration NO) for ventilated patients. Each Smart Filter will last 12 hours regardless of ventilator demands and replacing a filter takes just a few seconds.

NO gas is a vasodilator approved in dozens of countries to improve oxygenation and reduce the need for extracorporeal membrane oxygenation (ECMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents. Low concentration inhaled NO therapy has been the standard-of-care for PPHN for over 20 years in the United States. PPHN is a lethal condition and secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1,000 live births (0.4–6.8/1,000 live births) with a mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality.

The Beyond Air commercial team will be actively working with select hospitals beginning this month to make LungFit PH available to them with a broader U.S. hospital launch expected in the first half of 2023. Potential customers can visit the LungFit PH website, www.lungfitph.com, for additional information, including the product label, and to sign up for updates.

Beyond Air Conference Call & Webcast

Tuesday, June 28th @ 4:30 PM ET

Domestic: 877-407-0784

International: 201-689-8560

Passcode: 13729815

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1547908&tp_key=64be312891 or the Events page of the Company’s website (click here)

About Beyond Air, Inc.

Beyond Air, Inc. is a medical device and biopharmaceutical company dedicated to harnessing the power of nitric oxide (NO) through its revolutionary NO Generator and Delivery System, LungFit®, that uses NO generated from ambient air to deliver precise amounts of NO to the lungs for the potential treatment of a variety of pulmonary diseases. The LungFit can generate up to 400 ppm of NO, for delivery either continuously or for a fixed amount of time and has the ability to either titrate dose on demand or maintain a constant dose. The Company has received FDA approval for its first system, LungFit PH for persistent pulmonary hypertension of the newborn. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as community-acquired viral pneumonia (including COVID-19), nontuberculous mycobacteria (NTM) and severe lung infections in other settings. Additionally, Beyond Cancer, an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About Nitric Oxide (NO)

Nitric Oxide (NO) is a powerful molecule, naturally synthesized in the human body, proven to play a critical role in a broad array of biological functions. In the airways, NO targets the vascular smooth muscle cells that surround the small resistance arteries in the lungs. Currently, exogenous inhaled NO is used in adult respiratory distress syndrome, post certain cardiac surgeries and persistent pulmonary hypertension of the newborn to treat hypoxemia. Additionally, NO is believed to play a key role in the innate immune system and in vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, including both gram-positive and gram-negative, but also against other diverse pathogens, including mycobacteria, viruses, fungi, yeast and parasites, and has the potential to eliminate multi-drug resistant strains.

Forward Looking Statements

This press release contains “forward-looking statements” concerning inhaled nitric-oxide and the Company’s LungFit® product, including statements with regard to potential clinical and regulatory developments and the expected timing thereof, expected product launch for the Company’s LungFit® product and the timing thereof, and the potential impact on patients and hospitals and anticipated benefits associated with its use. Forward-looking statements include statements about our expectations, beliefs, or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “impacts,” “plans,” “projects,” “believes,” “estimates,” “likely,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to: our ability to successfully commercialize LungFit® PH in the U.S. in the planned timeframe; our ability to achieve a CE mark for LungFit® PH in the European Union; the risk that LungFit® PH may become subject to unfavorable pricing regulations, third-party payor reimbursement practices or healthcare reform initiatives; intense competition and rapid technological changes may adversely affect our ability to successfully commercialize LungFit® PH; if we are unable to establish sales and marketing capabilities or enter into agreements with third-parties to market and sell LungFit® PH, we may be unable to generate any revenue; LungFit® PH may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success, and the market opportunity for LungFit® PH may be smaller than we estimate; our ability to fund and the results of pre-clinical and clinical trials for our product candidates; obtaining, maintaining and protecting intellectual property utilized by our product and product candidates; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales, and distribution of products; obtaining regulatory approval for our product candidates; our short operating history; risks related to the COVID-19 pandemic and their effect on our business; and other risks identified and described in more detail in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and other filings with the SEC, all of which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577